As filed with the Securities and Exchange Commission on June 14, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HI-CRUSH INC.

(Exact name of registrant as specified in its charter)

Delaware	90-0840530
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 600

Houston, Texas 77056

(713) 980-6200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert E. Rasmus

1330 Post Oak Blvd., Suite 600

Houston, Texas 77056

(713) 980-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

E. Ramey Layne

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Tel: (713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Primary Offering by Hi-Crush Inc.:
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Total Primary			$374,535,000 (2)(3)	$45,393.64 (4)(5)
Secondary Offering by the Selling Stockholders:
Common Stock, par value $0.01 per share	—	—	—	—
Total (Primary and Secondary)			$374,535,000	$45,393.64

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

An indeterminate number of securities are being registered hereunder that may be offered and sold on a primary basis in such amount as shall result in an aggregate offering price not to exceed $1,000,000,000. This registration statement also covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder. The proposed maximum aggregate offering price for each class of securities registered hereunder is not specified pursuant to General Instruction II.D. of Form S-3.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement covers the offer and sale on a primary basis of up to $1,000,000,000 of securities, of which $625,465,000 were previously registered for offer and sale by the registrant pursuant to Registration Statement No. 333-214888, filed on December 2, 2016 (the “2016 Registration Statement”), including up to $50,000,000 of such securities eligible for sale by the registrant in “at-the-market” offerings, and remain unsold as of the date hereof (the “Unsold Primary Securities”). The Unsold Primary Securities are being carried forward to and registered on this registration statement.

(4)	Calculated in accordance with Rule 457(o) under the Securities Act.
(5)

In connection with the registration of the Unsold Primary Securities on the 2016 Registration Statement, the registrant previously paid a registration fee of $152,955.18. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee is being carried forward to this registration statement and will continue to be applied to the Unsold Primary Securities and (ii) the offering of the Unsold Primary Securities registered on the 2016 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If the registrant sells any of the Unsold Primary Securities pursuant to the 2016 Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement, which will reduce the number of Unsold Primary Securities included on this registration statement.

STATEMENT PURSUANT TO RULE 429

Pursuant to Rule 429 under the Securities Act, the prospectus that is a part of this registration statement and post-effective amendment to each of the 2016 Registration Statement, the Registration Statement No. 333-217966, filed on May 12, 2017 (the “2017 Registration Statement”) and the Registration Statement No. 333-228403, filed on November 15, 2018 (the “2018 Registration Statement”) is a combined prospectus that relates to and will be used in connection with (i) the offer and sale by the registrant of up to $1,000,000,000 of its securities and (ii) the offer and resale by the selling stockholders named herein of (a) 1,128,492 shares of the registrant’s common stock registered by the 2017 Registration Statement and (b) 11,000,000 shares of the registrant’s common stock registered by the 2018 Registration Statement, in each case, that, to the registrant’s knowledge, have not been sold or otherwise disposed of by the selling securityholders named therein. Accordingly, the combined prospectus relates to (i) the potential offer and sale by the registrant of up to $1,000,000,000 of its securities and (ii) the potential offer and resale by the selling stockholders named in this registration statement of up to 12,128,492 shares of the registrant’s common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Registration Statement on Form S-3 (this “Registration Statement”) relates to the new securities offered herein and to each of the following Registration Statements on Form S-3 (collectively, the “Original Registration Statements”), each originally filed with the SEC by Hi-Crush Partners LP, a Delaware limited partnership (the “Partnership”):

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the 2016 Registration Statement, registering (i) the sale from time to time of up to $1,000,000,000 of securities pursuant to primary offerings by the Partnership and (ii) the resale from time to time of up to 20,693,643 common units representing limited partner interests in the Partnership (“Partnership Common Units”) pursuant to secondary offerings by the selling securityholder named therein (the “2016 Resale Securities”);

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the 2017 Registration Statement, registering the resale from time to time of up to 3,438,789 Partnership Common Units pursuant to secondary offerings by the selling securityholders named therein (the “2017 Resale Securities”); and

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the 2018 Registration Statement, registering the resale from time to time of up to 11,000,000 Partnership Common Units pursuant to secondary offerings by the selling securityholders named therein (the “2018 Resale Securities,” and together with the 2016 Resale Securities and the 2017 Resale Securities, the “Original Resale Securities”).

Effective at 4:01 p.m., Eastern Time, on May 31, 2019, the Partnership converted from a Delaware limited partnership to a Delaware corporation (the “Conversion”) named “Hi-Crush Inc.” (the “Corporation”), the registrant hereunder, pursuant to a Plan of Conversion and the filing of a Certificate of Conversion and a Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware. Upon the consummation of the Conversion, each Partnership Common Unit issued and outstanding immediately prior to the Conversion was converted into one share of common stock of the Corporation, par value $0.01 per share (our “common stock”).

In connection with the Conversion, this Registration Statement is being filed to (i) register for offer by the Corporation an aggregate of up to $1,000,000,000 of its securities identified above (the “New Primary Securities”) and (ii) post effectively amend each of the Original Registration Statements to reflect the Conversion and other developments since their initial filings and to:

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amend the Original Registration Statements to reduce the aggregate number of securities registered for resale pursuant to secondary offerings under the Original Registration Statements to 12,128,492 shares of our common stock (the “Resale Securities”) to reflect sales or other dispositions of the Original Resale Securities by certain of the selling securityholders originally named in the Original Registration Statements since the time of their initial filing; and

•

expressly adopt each of the Original Registration Statements, as modified by this Registration Statement, as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Accordingly, pursuant to Rule 429 under the Securities Act, the prospectus that is a part of this Registration Statement (including supplements to such prospectus) is a combined prospectus that relates to and will be used in connection with (i) the primary offering by the Corporation of up to $1,000,000,000 in aggregate initial offering price of New Primary Securities newly registered by this Registration Statement and (ii) the secondary offering or resale by the selling stockholders named herein of 12,128,492 Resale Securities, comprised of (a) 1,128,492 of the Original Resale Securities previously registered by the 2017 Registration Statement and (b) 11,000,000 of the Original Resale Securities previously registered by the 2018 Registration Statement.

The prospectus contained in this Registration Statement incorporates by reference all documents filed by the Partnership under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the respective dates of the initial filing of the Original Registration Statements and will incorporate by reference all documents filed by the

Corporation under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this Registration Statement. All documents filed by the Partnership under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the effective time of the Conversion and incorporated by reference in this Registration Statement will not reflect the change in our name, type of legal entity, capital stock or U.S. federal income tax classification, among other things. With respect to such information, or any other information contained or incorporated by reference in this Registration Statement that is modified by information subsequently incorporated by reference in this Registration Statement, the statement or information previously contained or incorporated by reference in this Registration Statement or the Original Registration Statements shall also be deemed modified or superseded to (i) reflect changes as a result of the Conversion to our name, type of legal entity, capital stock, U.S. federal income tax classification or otherwise or (ii) delete such statement or information to the extent it is no longer applicable at the time of incorporation as a direct or indirect result of the Conversion.

This Registration Statement shall constitute a post-effective amendment to each of the Original Registration Statements, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion dated June 14, 2019

PROSPECTUS

Hi-Crush Inc.

$1,000,000,000

Common Stock

Preferred Stock

and

12,128,492 Shares of Common Stock Offered by the Selling Stockholders

We may offer, from time to time, in one or more series, the following securities under this prospectus:

•	shares of our common stock; and

•	shares of preferred stock, par value $0.01 per share (our “preferred stock”).

In addition, (a) the selling stockholders under the 2017 Registration Statement, Steven Herron, Peter Melcher and Mark Smiens, may from time to time, in one or more offerings, offer and sell up to 1,128,492 shares of our common stock and (b) the selling stockholders under the 2018 Registration Statement, ACP HIP Splitter, L.P., ACP HIP Splitter (Offshore), L.P., RER Legacy Investments LLC, JMW Legacy Investments LLC, Blessed & Favored Investments LLC, John and Karen Huff, Tenants in Common, LasRosas Capital LLC, RGW Interests LLC, Chad M. McEver, Laura C. Fulton, Martha M. Romig and Mark C. Skolos, may from time to time, in one or more offerings, offer and sell up to 11,000,000 shares of our common stock. All 12,128,492 of these shares of our common stock have been previously issued and are currently outstanding. We will not receive any proceeds from the sale of the shares of common stock owned by the selling stockholders. For a more detailed discussion of the selling stockholders, please read “Selling Stockholders” on page 20.

We or the selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities and the general manner in which we or the selling stockholders will offer the securities. The specific terms of any securities we or the selling stockholders offer may be included in a supplement to this prospectus. A prospectus supplement may also describe the specific manner in which we or the selling stockholders will offer the securities.

Our common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “HCR.”

You should carefully read this prospectus and any prospectus supplement before you invest. You should also read the documents we refer to in the “Where You Can Find More Information” section of this prospectus for information on us and our financial statements.

Investing in our securities involves risks. You should carefully consider each of the risk factors described under “Risk Factors” beginning on page 6 of this prospectus and in any applicable prospectus supplement and in the documents incorporated herein before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2019.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell, nor a solicitation of an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time in one or more offerings, offer and sell up to $1,000,000,000 of the securities described in this prospectus in one or more offerings. The selling stockholders may over time, in one or more offerings, offer and sell up to 12,128,492 shares of our common stock. The selling stockholders may sell their shares of our common stock through any means described below under the heading “Plan of Distribution.”

This prospectus provides you with a general description of Hi-Crush Inc. and the securities that are registered hereunder that may be offered by us or the selling stockholders. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

This prospectus does not cover the issuance of any shares of our common stock by us to the selling stockholders, and we will not receive any of the proceeds from any sale of shares of common stock by the selling stockholders. Except for underwriting discounts and selling commissions, if any, transfer taxes, if any, and the fees and expenses of their own counsel, if any, which are to be paid by the selling stockholders, we have agreed to pay the expenses incurred in connection with the registration of the shares of common stock owned by the selling stockholders covered by this prospectus.

A prospectus supplement may include additional risk factors or other special considerations applicable to those securities and may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information.” You are urged to read this prospectus and any accompanying prospectus supplements relating to the securities offered to you, together with the additional information described under the heading “Where You Can Find More Information,” carefully before investing in our securities.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.

Our common stock is listed and traded on the NYSE under the symbol “HCR.”

We also make available free of charge on our website at www.hicrush.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website, other than the documents listed below, is not incorporated by reference into this prospectus.

INCORPORATION BY REFERENCE

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that (i) the information in this prospectus is current as of any date other than the date on the front page of this prospectus or (ii) any information we have incorporated by reference in this prospectus is current as of any date other than the date of the document incorporated by reference.

We incorporate by reference the documents listed below and any documents subsequently filed with the SEC by Hi-Crush Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (excluding any information furnished and not filed with the SEC pursuant to Item 2.02 or 7.01 on any Current Report on Form 8-K, or corresponding information furnished under Item 9.01 or included as an exhibit) until all offerings under this shelf registration statement are completed, including all such documents we may file with the SEC after the date on which the registration statement that includes this prospectus was initially filed with the SEC and before the effectiveness of such registration statement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019;

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our Current Reports on Form 8-K filed on February 5, 2019, February  12, 2019, February 20, 2019, March  13, 2019, April 5, 2019, April 10, 2019, May 22, 2019, May 23, 2019, May 31, 2019 and June 10, 2019;

•	our Definitive Proxy Statement on Schedule 14A filed on February 20, 2019 (other than those portions of such Proxy Statement not deemed to be “filed” with the SEC); and

•

the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-35630), as amended by Amendment No.  1 to our Registration Statement on Form 8-A/A filed on May 31, 2019, and any subsequent amendments or reports filed for the purpose of updating such description.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or telephone number:

Hi-Crush Inc.

Attention: Investor Relations

1330 Post Oak Blvd., Suite 600

Houston TX 77056

(713) 980-6200

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, including information incorporated by reference, may contain forward-looking statements. Forward-looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “may,” “should,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “hope,” “plan,” “estimate,” “anticipate,” “could,” “believe,” “project,” “budget,” “potential,” “likely,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 20, 2019, and our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on February 20, 2019 (the “Proxy Statement”). Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and as such should not consider the following to be a complete list of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include those described under the “Risk Factors” section of this prospectus and those set forth in any documents incorporated by reference into this prospectus, and the following factors, among others:

•	the volume of frac sand we are able to buy and sell;

•	the price at which we are able to buy and sell frac sand;

•	demand and pricing for our integrated logistics solutions;

•	the pace of adoption of our integrated logistics solutions;

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the amount of frac sand we are able to timely deliver at the wellsite, which could be adversely affected by, among other things, logistics constraints, weather, or other delays at the wellsite or transloading facility;

•	changes in prevailing economic conditions, including the extent of changes in crude oil, natural gas and other commodity prices;

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the amount of frac sand we are able to excavate and process, which could be adversely affected by, among other things, operating difficulties, cave-ins, pit wall failures, rock falls and unusual or unfavorable geologic conditions;

•	changes in the price and availability of natural gas or electricity;

•	inability to obtain necessary equipment or replacement parts;

•	changes in the railroad infrastructure, price, capacity and availability, including the potential for rail line disruptions;

•	changes in the road infrastructure, including the potential for trucking and other transportation disruptions;

•	changes in the price and availability of transportation;

•	extensive regulation of trucking services;

•	volatility of fuel prices;

•	availability of or failure of our contractors, partners and service providers to provide services at the agreed-upon levels or times;

•	failure to maintain safe work sites at our facilities or by third parties at their work sites;

•	inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change;

•	environmental hazards, such as leaks and spills as well as unauthorized discharges of fluids or other pollutants into the surface and subsurface environment;

•	industrial and transportation related accidents;

•	fires, explosions or other accidents;

•	difficulty collecting receivables;

•	inability of our customers to take delivery;

•	difficulty or inability in obtaining, maintaining and renewing permits, including environmental permits or other licenses and approvals such as mining or water rights;

•	facility shutdowns or restrictions in operations in response to environmental regulatory actions including but not limited to actions related to endangered species;

•	systemic design or engineering flaws in the equipment we use to provide logistics services;

•	changes in laws and regulations (or the interpretation or enforcement thereof) related to the mining and hydraulic fracturing industries, silica dust exposure or the environment;

•	the outcome of litigation, claims or assessments, including unasserted claims;

•	challenges to or infringement upon our intellectual property rights;

•	labor disputes and disputes with our third-party contractors;

•	inability to attract and retain key personnel;

•	cyber security breaches of our systems and information technology;

•	our ability to borrow funds and access capital markets;

•	changes in the foreign currency exchange rates in the countries that we conduct business; and

•	changes in the political environment of the geographical areas in which we and our customers operate.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. You should assess any forward-looking statements made within this prospectus within the context of such risks and uncertainties.

HI-CRUSH INC.

In this prospectus, “Hi-Crush,” “the Corporation,” “we,” “our,” and “us” refer to Hi-Crush Inc.

We are a fully integrated, strategic provider of proppant and logistics solutions to the North American petroleum industry. We provide mine-to-wellsite logistics services that optimize proppant supply to customers in all major oil and gas basins in the United States, and own and operate multiple frac sand mining facilities and in-basin terminals. Our PropStream® service, offering both container- and silo-based wellsite delivery and storage systems, provides the highest level of flexibility, safety and efficiency in managing the full scope and value of the proppant supply chain.

Hi-Crush was formed in 2012 as Hi-Crush Partners LP, a Delaware limited partnership, with the contribution of the Wyeville facility from Hi-Crush Proppants LLC (“Proppants”), our previous sponsor. In separate transactions between 2013 and 2017, we acquired all of the equity interests in the Augusta, Blair and Whitehall facilities previously owned by our previous sponsor. In March 2017, we acquired a 1,226-acre frac sand reserve, located near Kermit, Texas, from Permian Basin Sand Company, LLC, upon which we developed our Kermit facilities.

In June 2013, we acquired D&I Silica, LLC, which transformed us into an integrated Northern White frac sand producer, transporter, marketer and distributor. To continue growth in our logistics services, in August 2018, we completed the acquisition of FB Industries Inc., a company engaged in the engineering, design and marketing of silo-based frac sand management systems. In January 2019, we acquired BulkTracer Holdings LLC, the owner of a logistics software system, PropDispatch.

In October 2018, we entered into a contribution agreement with Proppants pursuant to which the we acquired all of the then outstanding membership interests in Proppants and the non-economic general partner interest in the Partnership, in exchange for 11,000,000 newly issued shares of common stock (the “Proppants Contribution”). In connection with the acquisition, all of the outstanding incentive distribution rights representing limited partner interests in the Partnership were canceled and extinguished and the previous sponsor waived any and all rights to receive contingent consideration payments from us or our subsidiaries pursuant to certain previously entered into contribution agreements to which it was a party.

In May 2019, we acquired the remaining 34% ownership interest in Proppant Logistics LLC, which owns Pronghorn Logistics, LLC, a leading provider of end-to-end proppant logistics services to exploration and production companies.

Corporate Conversion

On May 31, 2019, we converted from a Delaware limited partnership to a Delaware corporation (the “Conversion”) by filing a certificate of conversion and a certificate of incorporation with the Secretary of State of the State of Delaware. At the effective time of the Conversion, the common units representing limited partner interests in Hi-Crush Partners LP were each exchanged for one share of our common stock. Immediately following the Conversion, the previous holders of such common units owned 100% of our common stock. As a result of the Conversion, we are treated as a corporation for U.S. federal income tax purposes.

RISK FACTORS

Before you invest in our securities, you should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those in our Annual Report on Form 10-K for the year ended December 31, 2018 and the Proxy Statement, in evaluating an investment in our securities.

Our business could also be affected by additional risks not currently known to us or that we currently deem to be immaterial. If any of the risks discussed in the incorporated documents were actually to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to those securities in the prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we will use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include debt repayment, future acquisitions, capital expenditures and additions to working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement.

We will not receive any of the proceeds from the sale of shares of common stock owned by the selling stockholders, which may be sold from time to time by the selling stockholders.

DESCRIPTION OF HI-CRUSH INC.’S CAPITAL STOCK

Authorized Capital Stock of the Corporation

The authorized capital stock of the Corporation consists of 600,000,000 shares of capital stock consisting of 500,000,000 shares of common stock and 100,000,000 shares of preferred stock, each $0.01 par value per share.

Common Stock

Except as provided by law or in a preferred stock designation, holders of common stock of the Corporation (“Stockholders”) are entitled to one vote for each share held of record on all matters submitted to a vote of the Stockholders, have the right to vote for the election of directors and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares or series of preferred stock, Stockholders are entitled to receive ratably such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by the board of directors of the Corporation (the “Board”) out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The Stockholders have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of common stock. In the event of any liquidation, dissolution or winding-up of the Corporation’s affairs, Stockholders will be entitled to share ratably in the Corporation’s assets that are remaining after payment or provision for payment of all of the Corporation’s debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any. There are approximately 102 million shares of common stock outstanding.

Preferred Stock

The Certificate of Incorporation of the Corporation (the “Charter”) authorizes the Board, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.01 per share, covering up to an aggregate of 100,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the Board, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Provisions of Hi-Crush Inc.’s Certificate of Incorporation and Bylaws

Among other things, the Charter and the bylaws of the Corporation (the “Bylaws”):

•

provide advance notice procedures with regard to stockholder nominations of candidates for election as directors or other stockholder proposals to be brought before meetings of Stockholders, which may preclude Stockholders from bringing certain matters before the Stockholders at an annual or special meeting;

•	provide that notice of stockholder proposals must be timely given in writing to the Corporation’s secretary prior to the meeting at which the action is to be taken;

•

provide that, generally, to be timely, notice must be delivered to the Secretary of the Corporation at the Corporation’s principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (unless the date of the annual meeting is more than 30 days before or after such anniversary date, in which case such notice must be delivered no earlier than the close of business on the 120th day prior to such annual meeting or later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day after the first public disclosure of the date of such meeting by the Corporation);

•

provide the Board the ability to authorize issuance of preferred stock in one or more series, which makes it possible for the Board to issue, without Stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Corporation and that may have the effect of deterring hostile takeovers or delaying changes in control or management of the Corporation;

•	provide that the authorized number of directors may be changed only by resolution of the Board;

•

provide that, subject to the rights of holders of any series of preferred stock to elect directors or fill vacancies in respect of such directors as specified in the related preferred stock designation, all vacancies, including newly created directorships, be filled by the affirmative vote of holders of a majority of directors then in office, even if less than a quorum, or by the sole remaining director, and will not be filled by Stockholders;

•

provide that, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, if any, any action required or permitted to be taken by the Stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders;

•

provide that, subject to the rights of the holders of shares of any series of preferred stock, if any, to remove directors elected by such series of preferred stock pursuant to the Charter (including any preferred stock designation thereunder), prior to the 2024 annual meeting of Stockholders for the election of directors (the “Classified Board Expiration Date”), directors may be removed from office at any time, only for cause and by the holders of a majority of the voting power of all outstanding voting shares entitled to vote generally in the election of directors. Upon the Classified Board Expiration Date and thereafter, any director, or the entire Board, may be removed from office at any time, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon;

•	provide that special meetings of Stockholders may only be called by the Board;

•

provide that the provisions of the Charter can only be amended or repealed by (a) the Corporation in the manner then prescribed by the laws of the State of Delaware or (b) the Stockholders upon the affirmative vote of a least a majority of the outstanding stock entitled to vote thereon; and

•

provide that the Bylaws can be adopted, amended or repealed by (a) the Board or (b) the Stockholders upon the affirmative vote of at least a majority of the votes cast affirmatively or negatively, present in person or by proxy and entitled to vote thereon, voting together as a single class.

Delaware Anti-Takeover Law

Section 203 of the Delaware General Corporation Law (“DGCL”) provides that, subject to exceptions specified therein, a Delaware corporation may not engage in any “business combination,” including, among other things, certain mergers or consolidations with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

•

on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•

any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person that is an interested stockholder to effect various business combinations for a three-year period. Section 203 of the DGCL permits a Delaware corporation to elect not to be governed by the provisions of Section 203. The Corporation will not make such an election and therefore will be governed by the provisions of Section 203 of the DGCL.

Listing

The shares of common stock of the Corporation trade on the NYSE under the symbol “HCR.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common stock by a non-U.S. holder (as defined below) that holds our common stock as a “capital asset” (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	dealers in securities or foreign currencies;

•	persons whose functional currency is not the U.S. dollar;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	certain former citizens or long-term residents of the United States; and

•

persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock by such partnership.

Distributions

Distributions of cash or property on our common stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See “—Gain on Disposition of Common Stock.” Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Disposition of Common Stock

Subject to the discussion below under “—Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•

our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we may be, and expect that we may be for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our common stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If our common stock were not considered to be regularly traded on an established securities market, such holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Backup Withholding and Information Reporting

Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our common stock if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on an investment in our common stock.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of shares of our common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in shares of our common stock with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of shares of our common stock is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to the fiduciary’s duties to the Plan, including, without limitation:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•	whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•	whether the investment is permitted under the terms of the applicable documents governing the Plan;

•

whether the acquisition or holding of the shares of our common stock will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see the discussion under “—Prohibited Transaction Issues” below); and

•

whether the Plan will be considered to hold, as plan assets, (i) only shares of our common stock or (ii) an undivided interest in our underlying assets (please see the discussion under “—Plan Asset Issues” below).

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of

ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of shares of our common stock by an ERISA Plan with respect to which the issuer, the initial purchaser, or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

Because of the foregoing, shares of our common stock should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Plan Asset Issues

Additionally, a fiduciary of a Plan should consider whether the Plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that we would become a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.

The Department of Labor (the “DOL”) regulations provide guidance with respect to whether the assets of an entity in which ERISA Plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets generally would not be considered to be “plan assets” if, among other things:

(a) the equity interests acquired by ERISA Plans are “publicly offered securities” (as defined in the DOL regulations)—i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are freely transferable, and are either registered under certain provisions of the federal securities laws or sold to the ERISA Plan as part of a public offering under certain conditions;

(b) the entity is an “operating company” (as defined in the DOL regulations)—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

(c) there is no significant investment by “benefit plan investors” (as defined in the DOL regulations)—i.e., immediately after the most recent acquisition by an ERISA Plan of any equity interest in the entity, less than 25% of the total value of each class of equity interest (disregarding certain interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof) is held by ERISA Plans, individual retirement accounts and certain other Plans (but not including governmental plans, foreign plans and certain church plans), and entities whose underlying assets are deemed to include plan assets by reason of a Plan’s investment in the entity.

Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding shares of our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of shares of our common stock. Purchasers of shares of our common stock have the exclusive responsibility for ensuring that their acquisition and holding of shares of our common stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of shares of our common stock to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell securities described in this prospectus and any accompanying prospectus supplement:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods of sale.

Each selling stockholder that is a limited partnership or limited liability company may distribute any or all of its shares of common stock covered by this prospectus to its limited partners or members in accordance with the terms of its partnership or limited liability company agreement. As a result, the term “selling stockholder,” as used in this prospectus, includes these limited partners or members, as well as any pledgees, donees, transferees or other successors-in-interest that receive their shares of common stock from the selling stockholder as a gift, partnership or member distribution or other non-sale related transfer after the date of this prospectus.

We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or any selling stockholders and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, each time the securities owned by the selling stockholders are sold pursuant to this prospectus, the selling stockholders are required to provide you with this prospectus and the related prospectus supplement containing specific information about the selling stockholders and the terms of the securities being offered in the manner required by the Securities Act.

The securities covered by this prospectus may be sold in one or more transactions at a fixed price or prices, which may be changed, or at:

•	market prices prevailing at the time of any sale under the registration statement of which this prospectus forms a part;

•	prices related to market prices; or

•	negotiated prices.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of its sales. The selling stockholders may make sales of the securities on the NYSE or otherwise at prices and under terms prevailing at the time of the sale, or at prices related to the then-current market price, at fixed prices, or in privately negotiated transactions.

If we or the selling stockholders use underwriters or dealers in the sale, they will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms or by underwriters without a syndicate, and may also be offered through standby underwriting or purchase arrangements entered into by us or any selling stockholders. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We or any selling stockholders may sell the securities through agents designated by us or any selling stockholders from time to time. We or any selling stockholders will name any agent involved in the offering and sale of the securities for which this prospectus is delivered, and disclose any commissions payable by us or any selling stockholders to the agent or the method by which the commissions can be determined, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We or any selling stockholders also may sell the securities directly, in which case no underwriters or agents would be involved.

Offers to purchase securities may be solicited directly by us or any selling stockholders, and the sale thereof may be made by us or any selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We or any selling stockholders may use electronic media, including the internet, to sell offered securities directly.

We or the selling stockholders may offer our securities into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We or the selling stockholders may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates or any selling stockholders in the ordinary course of business.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

The aggregate maximum compensation the underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed 10% of the gross proceeds from the sale.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale from time to time, in one or more offerings, of up to the aggregate number of Resale Securities registered hereby, comprised of 12,128,492 shares of our common stock owned by the selling stockholders named herein.

Permian Basin Sand Acquisition

We are registering 1,128,492 Resale Securities that were previously registered by the 2017 Registration Statement pursuant to a registration rights agreement, dated March 3, 2017, by and among us, Platte River Equity III, L.P., Platte River Equity III-A, L.P., Platte River Equity III-Affiliates, L.P., PBS PRE III-B Holdings, LLC, Steven Herron, Peter Melcher, Mark Smiens (collectively, the “Permian Sellers”) and the other parties thereto, which we entered into in connection with the closing of the acquisition of all of the membership interests in Permian Basin Sand Company, LLC, Permian Basin Sand Holdings, LLC and PRE Wildcat Holdings, LLC from the Permian Sellers (the “Permian Basin Sand Acquisition”).

Proppants Contribution

We are registering 11,000,000 Resale Securities that were previously registered by the 2018 Registration Statement pursuant to the third amendment to the registration rights agreement, dated October 21, 2018, by and among us and the selling stockholders named herein other than the Permian Sellers, which amended the registration rights agreement, dated August 20, 2012, as further amended, we originally entered into with Proppants in connection with our initial public offering. We entered into the third amendment to the registration rights agreement in accordance with that certain Contribution Agreement, dated October 21, 2018, pursuant to which we acquired all of the then outstanding membership interests in Proppants and the non-economic general partner interest in Hi-Crush Partners LP, in exchange for 11,000,000 newly issued shares of common stock.

We are registering the Resale Securities covered by this prospectus on behalf of the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares of common stock from the selling stockholder as a gift or another nonsale related transfer after the date of this prospectus. See “Plan of Distribution” on page 17.

The following table sets forth information about the maximum number of shares of common stock that may be offered from time to time by the selling stockholders. The selling stockholders identified below may currently hold or acquire at any time shares of common stock in addition to those registered hereby. In addition, the selling stockholders identified below may sell all or a portion of the shares of common stock registered hereby or sell, transfer or otherwise dispose of some or all of their shares of common stock in private placement transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, the estimates below assume that the selling stockholders dispose of all shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of common stock. Information concerning the selling stockholders may change from time to time and, if necessary, we will supplement this prospectus accordingly. The registration of these shares of common stock does not necessarily mean that the selling stockholders will sell all or any portion of the shares of common stock covered by this prospectus.

Selling Stockholder	Shares of Common Stock Owned Prior	Shares of Common Stock That May be Offered Hereby	Shares of Common Stock Beneficially Owned After Offering (1)	Percentage of Class After Offering (2)
ACP HIP Splitter, L.P. (3)	4,492,994	4,492,994	—	*
ACP HIP Splitter (Offshore), L.P. (3)	1,833,590	1,833,590	—	*
Blessed & Favored Investments LLC (4)	4,039,250	1,405,921	2,633,329	2.59%
Chad M. McEver (5)	55,796	55,000	796	*
JMW Legacy Investments LLC (6)	1,405,921	1,405,921	—	*
John and Karen Huff, Tenants in Common (7)	210,881	210,881	—	*
LasRosas Capital LLC	91,024	31,636	59,388	*
Laura C. Fulton (8)	379,019	82,500	296,519	*
Mark C. Skolos (9)	131,567	27,500	104,067	*
Martha M. Romig (10)	71,146	16,500	54,646	*
Mark Smiens	150,000	8,886	141,114	*
Peter Melcher	8,886	8,886	—	*
RER Legacy Investments LLC (11)	4,045,171	1,405,921	2,639,250	2.59%
RGW Interests LLC (12)	61,330	31,636	29,694	*
Steven Herron	1,110,720	1,110,720	—	*

*	Denotes less than 1%
(1)

Assumes that the selling stockholders dispose of all shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of common stock. The registration of these shares of common stock does not necessarily mean that the selling stockholders will sell or distribute all or any portion of the shares of common stock covered by this prospectus.

(2)	Based on an aggregate of 101,801,372 shares of common stock outstanding as of June 12, 2019.
(3)

Avista Capital Partners II, LP, Avista Capital Partners (Offshore) II-A, LP and Avista Capital Partners (Offshore) II, LP indirectly own 6,326,584 shares of common stock through two investment vehicles, ACP HIP Splitter, L.P. and ACP HIP Splitter (Offshore), L.P., that were each a member of Proppants, our previous sponsor, from our initial public offering until the Proppants Contribution. Each of Avista Capital Partners II, LP, Avista Capital Partners (Offshore) II-A, LP and Avista Capital Partners (Offshore) II, LP is controlled by its general partner, Avista Capital Partners II GP, LLC (“Avista GP”). Voting and investment determinations are made by an investment committee of Avista GP, comprised of the following members: Thompson Dean, Steve Webster, David Burgstahler, David Durkin and Sriram Venkataraman. As a result, and by virtue of the relationships described above, each of Thompson Dean, Steve Webster, David Burgstahler, David Durkin and Sriram Venkataraman may be deemed to exercise voting and dispositive power with respect to securities held by ACP HIP Splitter, L.P. and ACP HIP Splitter (Offshore), L.P. The address for Avista Capital Partners is 65 East 55th Street, 18th Floor, New York, NY 10022.

(4)

Blessed & Favored Investments LLC is owned by Jefferies V. Alston, III. Mr. Alston served as member of the Board from May 2012 until October 21, 2018. Mr. Alston also served as the chief operating officer of the Corporation from May 2012 until October 28, 2016. Blessed & Favored Investments LLC was a member of Proppants, our previous sponsor, from our initial public offering until the Proppants Contribution.

(5)

Chad M. McEver served as a vice president of the Corporation from May 2012 until July 10, 2017. Mr. McEver was a member of Proppants, our previous sponsor, from our initial public offering until the Proppants Contribution.

(6)

JMW Legacy Investments LLC is owned by James M. Whipkey. Mr. Whipkey served as a member of the Board from May 2012 to October 21, 2018 and served as the chairman of the Board from November 2015 until October 21, 2018. JMW Legacy Investments LLC was a member of Proppants, our previous sponsor, from our initial public offering until the Proppants Contribution.

(7)

John R. Huff served as a member the Board from May 2012 until August 20, 2018. Karen Huff is Mr. Huff’s wife. Mr. Huff was a member of Proppants, our previous sponsor, from our initial public offering until the Proppants Contribution.

(8)

Laura C. Fulton is currently the chief financial officer of the Corporation and has served in such capacity since May 2012. Ms. Fulton was a member of Proppants, our previous sponsor, from our initial public offering until the Proppants Contribution.

(9)

Mark C. Skolos is currently the general counsel, chief compliance officer and secretary of the Corporation and has served in such capacity since May 2012. Mr. Skolos was a member of Proppants, our previous sponsor, from our initial public offering until the Proppants Contribution.

(10)

Martha M. Romig served as a vice president of the Corporation from May 2012 through February 2019, and currently provides various consulting services to the Corporation. Ms. Romig was a member of Proppants, our previous sponsor, from our initial public offering until the Proppants Contribution.

(11)

RER Legacy Investments LLC is owned by Robert E. Rasmus. Mr. Rasmus is currently a member and the chairman the Board and chief executive officer of the Corporation, and has served in such capacity since May 2012 (other than as chairman of the Board, for which he was appointed on October 21, 2018). Mr. Rasmus also served as our Principal Operating Officer from October 28, 2016 until April 2, 2018. RER Legacy Investments LLC was a member of Proppants, our previous sponsor, from our initial public offering until the Proppants Contribution.

(12)

RGW Interests LLC is owned by R. Graham Whaling. Mr. Whaling served as member of the Board from February 2015 until October 21, 2018. RGW Interests LLC was a member of Proppants, our previous sponsor, from our initial public offering until the Proppants Contribution.

LEGAL MATTERS

Certain legal matters in connection with the securities offered in this prospectus will be passed upon for us and the selling stockholders by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The 2018 and 2017 consolidated financial statements, and the retrospective adjustments to the 2016 financial statements incorporated in this Prospectus by reference from Hi-Crush Partners LP’s Annual Report on Form 10-K, and the effectiveness of Hi-Crush Partners LP’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report (1) expresses an unqualified opinion on the 2018 and 2017 financial statements and financial statement schedule and includes an explanatory paragraph referring to the retrospective adjustments made to apply the change in accounting for the acquisition of Hi-Crush Proppants LLC and Hi-Crush GP LLC in 2018, (2) expresses an unqualified opinion on the retrospective adjustments to the 2016 financial statements and (3) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements for the year ended December 31, 2016 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 concerning estimates of our proven mineral reserves was derived from the report of John T. Boyd Company, independent mining engineers and geologists. All of such information has been included herein in reliance upon the authority of such firm as an expert in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the expenses (other than underwriting discounts and commissions and any expenses of the selling stockholders) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee		$45,394
Legal fees and expenses		*
Accounting fees and expenses		*
Printing expenses		*
Listing expenses		*
Miscellaneous		*

TOTAL	$	**

These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Officers and Members of Our Board of Directors

Subject to any terms, conditions or restrictions set forth in our Charter and Bylaws, Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. We generally indemnify officers and directors to the fullest extent permitted by the law against all losses, claims, damages or similar events.

We have purchased insurance covering our officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of the Corporation or any of its direct or indirect subsidiaries.

We have entered into indemnification agreements (each, an “Indemnification Agreement”) with each of our officers and directors (each, an “Indemnitee”). Each Indemnification Agreement provides that the Corporation will indemnify and hold harmless each Indemnitee against all expense, liability and loss (including attorney’s fees, judgments, fines or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by the Indemnitee in connection with serving in their capacity as officers and directors of the Corporation (or of any subsidiary of the Corporation) or in any capacity at the request of the Corporation or the Board to the fullest extent permitted by Delaware law in effect on the date of the agreement or as such laws may be amended to provide more advantageous rights to the Indemnitee. The Indemnification Agreement also provides that the Corporation must advance payment of certain expenses to the Indemnitee, including fees of counsel, in advance of final disposition of any proceeding subject to receipt of an undertaking from the Indemnitee to return such advance if it is ultimately determined that the Indemnitee is not entitled to indemnification.

Any underwriting agreement entered into in connection with the sale of the securities offered pursuant to this registration statement may provide for indemnification of officers and directors of the Corporation, including liabilities under the Securities Act.

Item 16.	Exhibits.

(a) Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

2.1+	Contribution Agreement, dated October 21, 2018, by and among Hi-Crush Partners LP, Hi-Crush Proppants LLC, Hi-Crush Augusta Acquisition Co. LLC and the other parties thereto (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 23, 2018; File No. 001-35630).

2.2	Plan of Conversion.

3.1	Certificate of Incorporation of Hi-Crush Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 31, 2019; File No. 001-35630).

3.2	Bylaws of Hi-Crush Inc. (incorporated by reference to Exhibit 3.3 to Hi-Crush Inc.’s Current Report on Form 8-K filed on May 31, 2019; File No. 001-35630).

4.1	Registration Rights Agreement by and between Hi-Crush Partners LP and Hi-Crush Proppants LLC dated August 20, 2012 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 21, 2012; File No. 001-35630).

4.2	First Amendment to Registration Rights Agreement by and between Hi-Crush Partners LP and Hi-Crush Proppants LLC, dated January 31, 2013 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 5, 2013; File No. 001-35630).

4.3	Second Amendment to Registration Rights Agreement by and between Hi-Crush Partners LP and Hi-Crush Proppants LLC, dated August 31, 2016 (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on September 7, 2016; File No. 001-35630).

4.4	Third Amendment to Registration Rights Agreement by and among Hi-Crush Partners LP and the signatories thereto, dated October 21, 2018 (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on October 23, 2018; File No. 001-35630).

4.5	Lockup and Registration Rights Agreement, dated March 3, 2017, by and among Hi-Crush Partners LP, Platte River Equity III, L.P., Platte River Equity III-A, L.P., Platte River Equity III-Affiliates, L.P., PBS PRE III-B Holdings, LLC, Steven Herron, Peter Melcher, and Mark Smiens (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on March 9, 2017; File No. 001-35630).

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of John T. Boyd Company.

23.4	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1	Power of Attorney (included in signature page).

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K or other SEC filing in connection with an offering of securities.

+

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Corporation agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

(b) Financial Statement Schedules.

Not Applicable.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (i) and (ii) above and this paragraph (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 14, 2019.

HI-CRUSH INC.

By:	/s/ Laura C. Fulton
Name:	Laura C. Fulton
Title:	Chief Financial Officer

Each person whose signature appears below appoints Robert E. Rasmus and Laura C. Fulton, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities for any of the registrants to this registration statement, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 14, 2019.

Name	Title

/s/ Robert E. Rasmus Robert E. Rasmus	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Laura C. Fulton Laura C. Fulton	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John F. Affleck-Graves John F. Affleck-Graves	Director

/s/ John Kevin Poorman John Kevin Poorman	Director

/s/ Joseph C. Winkler III Joseph C. Winkler III	Director